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Exhibit 11 - Computation of Earnings Per Share
TIB Financial Corp.


                     (In Thousands, Except Per Share Data)


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                                                                              1997             1996
                                                                            ------------------------
For the three months ended June 30:

Net Income                                                                       846             756
                                                                            ------------------------
Weighted average of common shares outstanding                                  4,353           4,280

Add Common stock equivalents determined using the "Treasury                      254             204
Stock" method representing shares issuable upon exercise of
director and employee stock options using annual average market price
                                                                            ------------------------

Weighted average number of shares used in calculation of primary               4,607           4,484
earnings per share
                                                                            ------------------------

PRIMARY EARNINGS PER SHARE                                                  $   0.18         $  0.17
                                                                            ========================

For the six months ended June 30:

Net Income                                                                     1,632           1,501

                                                                            ------------------------
Weighted average of common shares outstanding                                  4,343           4,272

Add Common stock equivalents determined using the "Treasury                      219             192
Stock" method representing shares issuable upon exercise of
director and employee stock options using annual average market price
                                                                            ------------------------

Weighted average number of shares used in calculation of primary               4,562           4,464
earnings per share
                                                                            ------------------------

PRIMARY EARNINGS PER SHARE                                                  $   0.36         $  0.34
                                                                            ========================
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